UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

|X|	Preliminary Information Statement

|_|	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|	Definitive Information Statement

ARCH MANAGEMENT SERVICES INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|	No fee required

|_|	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

|_|	Fee paid previously with preliminary materials.

|_|
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ARCH MANAGEMENT SERVICES INC.
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders: September __, 2006

6600, Trans-Canada
Suite 519,
Pointe-Claire, Quebec H9R 4S2
Canada
(Principal Executive Offices)

4-2341 West Broadway
Vancouver, British Columbia, V6K 2E6
Canada
(Previous Address)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Arch Management Services Inc. (the “Company”) in connection with the approval by the directors of the Company, and the written consent of the holders of a majority of the Company’s outstanding shares of common stock, of the following resolution:

Amend Article First of the Company’s Certificate of Incorporation by changing the Company’s name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” (the “Amendment”).

The Amendment is described in greater detail below.

Approval of the Resolution

Section 78.320 of the Nevada Revised Statutes and the By-laws of the Company provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On July 31, 2006, the directors of the Company approved and recommended the Amendment. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding a majority of the voting rights of all outstanding shares of capital stock as of September 5, 2006 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Amendment and your consent is not required and is not being solicited in connection with the approval of the Amendment. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated September [__], 2006 and is first being mailed to stockholders on or about September [__], 2006. Only stockholders of record at the close of business on September 5, 2006 are entitled to receive this Information Statement.

Effective Date

The Amendment will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the Company’s Board of Directors, in its discretion. The Amendment will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.

Dissenter's Rights of Appraisal

Neither the Company’s Articles of Incorporation or Bylaws, nor the Nevada Revised Statutes, provide for dissenters' rights of appraisal in connection with the Amendment.

Stock Certificates

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Amendment with our Transfer Agent. Upon receipt of an existing stock certificate, Pacific Stock Transfer Company (the “Transfer Agent”), of 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada, 89119, Telephone (702) 361-3033, will issue to the stockholder a new certificate representing the new name of the Company.

Voting Securities and Principal Holders Thereof

As of September 5, 2006 there are 10,162,750 shares of common stock outstanding, each of which is entitled to one vote for the purpose of approving the Amendment.

Only stockholders of record at the close of business on September 5, 2006 are entitled to receive this Information Statement.

Reasons for Amendment to the Certificate of Incorporation

On June 5, 2006, there was a change of control at the Company. On June 5, 2006, 3,000,000 restricted common shares of the Company were sold by Nigel Johnson and Alfred Nutt (the "Sellers") to Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited (collectively, the “Purchasers”). The Purchasers purchased these shares pursuant to a Securities Purchase Agreement dated as of June 5, 2006 (the “Securities Purchase Agreement”). The Purchasers paid a total sum of $50,010.50 for the 3,000,000 restricted common shares held by the Sellers, which represent 29.5% of the 10,162,750 issued and outstanding shares of the Company.

In connection with the execution of the Securities Purchase Agreement, the Company’s directors and its President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer have resigned. Mr. Guy Chevrette, Mr. James Pak Chiu Leung, and Mr. Gaetan Leonard each have been appointed as the directors of the Company. Mr. James Pak Chiu Leung will serve as the Company's Chief Executive Officer and Mr. Gilles Simard will serve as the Company’s Chief Financial Officer.

In connection with the change of control described herein, the Company has adopted a new business plan, and accordingly, a new name.

2

Security Ownership of Executive Officers, Directors and Five Percent Stockholders

The following table sets forth certain information as of September 5, 2006 concerning the common stock owned by each officer and director of the Company, and each other person known to the Company to have been the beneficial owner of more than 5% of the Company's common stock. The address for each listed stockholder is c/o Arch Management Services Inc., 4-2341 West Broadway, Vancouver, British Columbia, V6K 2E6, Canada. The total number of issued and outstanding shares of Company common stock as of such date was 10,162,750 shares.

	Amount and
	Nature of	Percentage of
Name and Address of	Beneficial	Shares
Beneficial Owner	Ownership	Outstanding

Five Percent Stockholders

Fiducie Chevrette	600,000	5.9%
Capex Investments Limited	1,500,000	14.8%

Executive Officers and Directors

James Pak Chiu Leung (1)	450,000	4.4%
Gilles Simard	0	0%
Guy Chevrette (2)	600,000	5.9%
Gaetan Leonard	300,000	3.0%

All officers and directors as group (4 persons):	1,350,000	13.3%

(1)
450,000 shares of the Company’s common stock are held by Sun Rich International Limited, a corporation owned by Mr. Leung and his wife. These shares may be deemed to be beneficially owned by James Pak Chiu Leung.

(2)	600,000 share of the Company’s common stock are held by Fiducie Chevrette, a trust which Mr. Chevrette is a beneficiary of. These shares may be deemed to be beneficially owned by Mr. Chevrette.

Changes in Control During the Current Fiscal Year

On June 5, 2006, there was a change of control at the Company. On June 5, 2006, 3,000,000 restricted common shares of the Company were sold by Nigel Johnson and Alfred Nutt (the "Sellers") to Fiducie Chevrette, Gaetan Leonard, Lai Yin Cheung, Capex Investments Limited, and Sun Rich International Limited (collectively, the “Purchasers”). The Purchasers purchased these shares pursuant to a Securities Purchase Agreement dated as of June 5, 2006 (the “Securities Purchase Agreement”). The Purchasers paid a total sum of $50,010.50 for the 3,000,000 restricted common shares held by the Sellers, which represent 29.5% of the 10,162,750 issued and outstanding shares of the Company.

Item 2. Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

The directors of the Company approved the Amendment as of September [__], 2006. At that time and as of the date of this Information Statement, the directors and officers of the Company beneficially owned those shares of common stock of the Company as described under Security Ownership of Executive Officers, Directors And Five Percent Stockholders in Item 1, above.

3

Item 4. Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5. Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

September [___], 2006

By Order of the Board of Directors

By:  /s/ James Pak Chiu Leung

Name:  James Pak Chiu Leung
Title:  Principal Executive Officer

4